Exhibit 99.3

February 22, 2019

Up Fintech Holding Limited

18/F, Gandyvic Building, No. 1 Building,

No. 16 Taiyanggong Middle Road, Chaoyang District,

Beijing, 100020 PRC

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Up Fintech Holding Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on February 22, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Binsen Tang
Name: Binsen Tang